EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-66294)
(2)	Registration Statement (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated,
(3)	Registration Statement (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated,
(4)	Registration Statement (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan and Trust of AZZ incorporated,
(5)	Registration Statement (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated,
(6)	Registration Statement (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated,
(7)	Registration Statement (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated,
(8)	Registration Statement (Form S-8 No. 333-90968) pertaining to the 2001 Long-Term Incentive Plan of AZZ incorporated, and
(9)	Registration Statement (Form S-8 No. 333-131068) pertaining to the 2005 Long-Term Incentive Plan of AZZ incorporated;

of our reports dated April 14, 2006, with respect to the consolidated financial statements and schedule of AZZ incorporated, AZZ incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AZZ incorporated, included in this Annual Report (Form 10-K) of AZZ incorporated for the year ended February 28, 2006.

/s/    Ernst & Young, LLP

Fort Worth, Texas

May 10, 2006